EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 29, 1996, on our audits of the consolidated financial statements of CompScript, Inc. (f/k/a Capital Brands, Inc.) and Subsidiary as of December 31, 1995 and 1994 and for the years then ended, which report is included in the Company's Annual Report on Form 10-KSB.


Coopers & Lybrand L.L.P.


Miami, Florida
October 31, 1996